SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

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                              ENERGY VENTURES INC.
                              ---------------------
                  (Name of Registrant As Specified In Charter)

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                              ENERGY VENTURES INC.
                           11084 Sheppard Avenue East,
                          Scarborough, Ontario, M4V 1L6
                                     Canada


                              INFORMATION STATEMENT



    This Information Statement is furnished by the Board of Directors of Energy Ventures Inc., a Delaware corporation, (the "Company"), to inform the stockholders of the Company of the approval of certain corporate actions. This Information Statement will be mailed on or about May 11, 2001 to holders of record of Common Stock, par value $0.0001 ("Common Stock") of the Company as of the record date. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on April 30, 2001. On that date, the Company had outstanding and entitled to vote 13,628,979 shares of Common Stock. Specifically, this Information Statement relates to the following corporate actions:

    1. Stockholders' approval of an amendment to the Company's Certificate of Incorporation effectuating a change of the name of the Company to "Energy Visions Inc."

        On April 30, 2001, holders of 11,596,100 shares of Common Stock (or approximately 85% of the total entitled to vote on the matters set forth herein) consented in writing without a meeting to the matters set forth herein. As a result, the corporate actions were approved by the majority required by law and no further votes will be needed.


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                     AMENDMENTS TO ARTICLES OF INCORPORATION

    The Board of Directors of the Company and the holders of a majority of the shares entitled to vote thereon have adopted by written consent in lieu of a meeting a proposal approving the change of the Company's name to Energy Visions Inc. The Company is at present finalising the issue of a Prospectus in Canada. Under the terms of that Prospectus, shares can only be purchased by residents of certain Canadian Provinces. The shares will not trade in the United States except in accordance with applicable securities laws and the filing of a Rule 144 application. The Company anticipates and expects that shares that will be issued pursuant to that Prospectus will trade in Canada on the the Canadian Venture Exchange.

    Canadian Venture Exchange have advised the Company that the Company cannot be listed under its present name due to a conflict with an existing issuer. The Company has accordingly been required to amend its name. The Canadian Venture Exchange has granted its approval to the completion of listing application with the Company name amended to "Energy Visions Inc."

    Such change requires amendments to the Articles of Incorporation of the Company. A majority of the stockholders of the Company have approved the change of name by written resolution. As of the date hereof, there are issued and outstanding 13,628,979 shares of Common Stock. The Amendments will become effective upon the filing of a certificate of amendment to the Company's certificate of incorporation with the Delaware Secretary of State. It is anticipated that the filing will take place on or about May 31, 2001.

Approval Not Required

    The affirmative vote of the majority of the outstanding stock entitled to vote thereon has been recorded. The necessary majority was obtained during April 2001 and no further vote will therefore be required.








Dated: Toronto, Ontario, Canada

April 30, 2001